Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.

Richardson, Texas

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Form 8-K filed by Optex Systems Holdings, Inc. of our report dated January 16, 2015 relating to our audits of the special purpose financial statements of Applied Optics Product Line for the years ended December 31, 2013 and 2012.

PMB HELIN DONOVAN, LLP

Dallas, Texas

January 16, 2015